Exhibit 99.1

One Horizon’s Aishuo App Now Supporting Chinese Mobile Payment Platforms; China UnionPay, Alibaba’s Alipay and Tencent’s Wechat Wallet

LIMERICK, IRELAND--(May 28, 2015) - One Horizon Group, Inc. (NASDAQ: OHGI) ("One Horizon", "We" or the "Company"), which develops and licenses bandwidth efficient mobile voice over Internet Protocol ("VoIP") platform for smartphones, announced that its Chinese retail VoIP service, brand named Aishuo, now supports all of the major Chinese mobile payment platforms including China UnionPay, Alibaba’s Alipay and Tencent’s Wechat Wallet to support a range of premium Aishuo app services.

The Aishuo rollout to Chinese smartphone users commenced in late February 2015 and has recently surpassed 3.5 million downloads. The Company is seeking to acquire 15 million new subscribers on its mobile VoIP service over a two-year period with a view to leveraging this significant user base to achieve industry average revenues per user (ARPU) for similar social media, mobile advertising and mobile VoIP apps.

The app now supports all of the major Chinese mobile payment platforms including China UnionPay, Alibaba’s Alipay and Tencent’s Wechat Wallet giving users the option to purchase Aishuo credit which allows them to quickly subscribe to a range of premium Aishuo app services. These services currently include One Horizon’s industry leading proprietary optimized-for-mobile VoIP calling solution with competitive per minute call-rates as low as ¥0.15/min, and the Virtual SIM number rental service, which provides a local Chinese number for friends and family to call without the need for an expensive mobile plan - ideal for students and overseas travelers wishing to avoid incoming roaming fees.  Aishuo is available in over 25 smartphone App stores including Baidu's 91.com and Baidu.com, the Tencent App store MyApp.com, 360 Qihoo store 360.cn and the hugely exciting newcomer Xiaomi on mi.com

"From a monetization perspective this is an important development for Aishuo, as our premium features are now easily funded through all of the most popular mobile payment platforms in China," said Brian Collins, Founder and CEO of One Horizon. “Combined with our significant increase in the app download rate, we expect a ramp up of revenues from premium services as customers choose to add low cost voice minutes and rental of Chinese telephone numbers to their app usage.”

About One Horizon Group, Inc.

One Horizon Group Inc.'s business is to optimize communications over the Internet through its wholly owned subsidiary, Horizon Globex GmbH, Zug, which develops and markets one of the world's most bandwidth-efficient mobile voice over Internet Protocol (VoIP) platforms for smartphones, and also offers a range of other optimized data Applications including messaging and mobile advertising. The company controls and operates the Aishuo mobile VoIP service in China. Horizon Globex GmbH is an ISO 9001 and ISO 20000-1 certified company. The Company has operations in Ireland , Switzerland, the United Kingdom, China, India, Singapore and Hong Kong. For more information on the Company, its products and services, please visit http://www.onehorizongroup.com.

Safe Harbor Statement

This news release may contain "forward-looking" statements. These forward-looking statements are only predictions and are subject to certain risks, uncertainties and assumptions that could cause actual results to differ from those in the forward looking-statements. Potential risks and uncertainties include such factors as uncertainty of consumer demand for the Company's products, as well as additional risks and uncertainties that are identified and described in Company's SEC reports. Actual results may differ materially from the forward-looking statements in this press release. Statements made herein are as of the date of this press release and should not be relied upon as of any subsequent date. The Company does not undertake, and it specifically disclaims, any obligation to update any forward-looking statements to reflect occurrences, developments, events or circumstances after the date of such statement.

Contact:

Ted Haberfield
MZ Group | President – MZ North America
Direct:  760-755-2716
Mobile: 858-204-5055
thaberfield@mzgroup.us
www.mzgroup.us